UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 10, 2013
Date of Report (Date of earliest event reported)

CRAILAR TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

British Columbia	000-50367	98-0359306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305-4420 Chatterton Way Victoria, British Columbia (Address of principal executive offices)	V8X 5J2 (Zip Code)

(250) 658-8582
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01     Entry into a Material Definitive Agreement.

On January 10, 2013, Crailar Technologies Inc. ("Crailar") entered into a Supply Agreement (the "Agreement") with Kowa Company Ltd. ("KOWA"), a Japanese company which is engaged in the design, development, manufacture, marketing and sale of textiles. Pursuant to the Agreement, KOWA agrees to purchase Crailar fiber (the "Goods"), which is natural fiber made from flax and other bast fibers, and which meets the specifications to be determined by the parties on or before April 10, 2013, for evaluation purposes in fabrics, apparel and non-woven goods. However, since Crailar has currently granted exclusivity for non-woven goods with respect to the Goods to a third party, if KOWA wishes to produce non-woven goods for the Japanese market, KOWA may do so using such third party's non-woven substrate made from the Goods.

The initial term of the agreement shall be for a period of six months and may be renewed for successive periods by written agreement between the parties. If KOWA develops any possible products for commercial purposes (the "KOWA Products") during the initial term or any renewal term of this agreement which contains or uses the Goods, then the parties shall make a good faith discussion to conclude a joint development agreement to facilitate the development of the KOWA Products.

Under the terms of the Agreement, the purchase price for the Goods shall be $1.25 per pound for the first six months and thereafter as negotiated between the parties pursuant to any renewal or subsequent agreement. The purchase price shall be due on a net 30 from receipt of Goods basis. If KOWA fails or refuses to make any payment on or before the date on which such payment is due, interest will accrue at a rate of 1.5% per month compounded monthly (or 19.56% per annum). Title to and risk of loss of or damage to the Goods shall pass to KOWA upon delivery to KOWA or KOWA's chosen shipper at Crailar's shipping point.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 hereto.

SECTION 8 - OTHER EVENTS

Item 8.01     Other Events

On January 11, 2013, Crailar Technologies Inc. issued a press release announcing that it has signed a fiber supply agreement with Japan-based Kowa Company.

A copy of the press release is attached as Exhibit 99.1 hereto.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01     Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Not applicable.

(b) Pro forma Financial Information

Not applicable.

(c) Shell Company Transaction

Not applicable.

(d) Exhibits
Exhibit No.	Description
10.1	Supply Agreement among Crailar Technologies Inc. and Kowa Company Ltd., dated January 10, 2013.
99.1	Press Release dated January 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CRAILAR TECHNOLOGIES INC.
DATE: January 15, 2013	By: /s/ Larisa Harrison Larisa Harrison Chief Administration Officer and a director

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